UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                 April 21, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)


Item 9.01      Financial Statements and Exhibits.

AlphaTrade (OTCBB:APTD), a global provider of real-time financial data, charting and analysis tools to professional, institutional and individual investors, today announced that it has achieved its first full quarter of positive cash flow from operations. It also said it had reduced its long-term debt during the first quarter of 2005 from $2.13 million to $1.3 million, a decrease of 39%. "AlphaTrade has turned the corner," said Penny Perfect, AlphaTrade's chief executive officer. "Our subscriber base has grown to the point that we generate more cash than it takes to cover our operating expenses."


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

AlphaTrade recorded a nominal loss of $310 for the quarter ended March 31, 2005 compared to a loss of $731,770 for the same quarter of 2004. When the following non-cash expenses are added back to the loss the Company results show a positive cash flow of $76,947. The non-cash expenses are $75,425 of consulting fees paid with shares of the Company's common stock and depreciation of $1,832.

As a sign of their confidence in the viability of the company, its officers, through their management companies, have forgone their first quarter management fees of $120,000. These results reinforce and confirm the press release dated March 15, 2005 which announced the Company's status as a going concern.

Additionally, the Company reduced its debt from $2,131,067 as of December 31, 2004 to $1,296,302 as of March 31, 2005, without any sales of its shares in private or public offerings. A major reason for the reduction was the decision of management to convert $735,000 owed to them to shares of the Company's common stock.

As previously announced, AlphaTrade's revenue rose from $940,000 in 2003 to $1.92 million in 2004. Unaudited sales totaled $446,389 in the first two months of 2005, equivalent to an annualized rate of nearly $2.7 million. Gross margins also have been increasing, from 10% in 2003 to 31% in 2004, while the Company's net loss has fallen to $2.06 million in 2004 from $8.36 million in 2003. AlphaTrade has projected a gross profit of between $1.0 million and $2.0 million for 2005, up from $599,000 in 2004, bringing it close to its goal of full profitability by the end of 2005.



               (a)  Financial Statements of Businesses Acquired.

                    None, not applicable.

               (b)  Pro Forma Financial Information.

                    None, not applicable.

               (c)  Exhibits.

                    None, not applicable.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALPHATRADE.COM


DATED:   April 21, 2005                     /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO

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